UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 13, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)
______

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 789-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 13, 2009, Standard Pacific Corp. (the “Company”) entered into a Seventh Amendment to Revolving Credit Agreement and Sixth Amendment to Term Loan A Credit Agreement, by and among the Company, Bank of America, N.A., (“Bank of America”), as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto (the “Amendment”).  The Amendment amended (i) the Revolving Credit Agreement, dated as of August 31, 2005 (as amended, the “Revolving Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto and (ii) the Term Loan A Credit Agreement, dated as of May 5, 2006 (as amended, the “Term Loan A Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto.

The Amendment enables the Company to voluntarily repurchase its 5-1/8% Senior Notes due 2009 (the “2009 Notes”), 6-1/2% Senior Notes due 2010 (the “2010 Notes”) and 6-7/8% Senior Notes due 2011 (the “2011 Notes”) so long as: (i) the Company has made prepayments and a corresponding reduction of the revolving commitments under the Revolving Credit Agreement of at least $14,629,656.90 prior to such repurchase, (ii) the Company has made prepayments under the Term Loan A Credit Agreement of at least $10,370,343.10 prior to such repurchase, (iii) within one business day after any such repurchase of the 2009 Notes, the Company makes an aggregate prepayment under the Revolving Credit Agreement and the Term Loan A Credit Agreement totaling an amount equal to 125% of the discount to par paid by the Company in the repurchase of such 2009 Notes, (iv) within one business day after any such repurchase of the 2010 Notes, the Company makes an aggregate prepayment under the Revolving Credit Agreement and the Term Loan A Credit Agreement totaling an amount equal to 50% of the amount of such repurchase and (v) within one business day after any such repurchase of the 2011 Notes, the Company makes an aggregate prepayment under the Revolving Credit Agreement and the Term Loan A Credit Agreement totaling an amount equal to 100% of the amount of such repurchase.  The prepayments required under clauses (iii), (iv) and (v) above shall be allocated approximately 58.52% to the Revolving Credit Agreement and 41.48% to the Term Loan A Credit Agreement.  The $25,000,000 of prepayments required under clauses (i) and (ii) above, as well as other proportional prepayments of the Revolving Credit Agreement (accompanied by a corresponding reduction of the revolving commitments) and the Term Loan A Credit Agreement made after the effective date of the Amendment shall be credited towards any prepayments required under clauses (iii), (iv) and (v) above.  $12,500,000 of the prepayments required under clauses (i) and (ii) above was paid on the effective date of the Amendment.

The Amendment also makes certain other technical amendments to the Revolving Credit Agreement and the Term Loan A Credit Agreement.

As a result of the Amendment and pursuant to the Term Loan B Credit Agreement, dated as of May 5, 2006 (as amended, the “Term Loan B Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto, the Term Loan B Credit Agreement has automatically been amended to (a) allow for the voluntary repurchase of the 2009 Notes, the 2010 Notes and the 2011 Notes, provided that no Default or Event of Default exists and $25,000,000 of prepayments under the Revolving Credit Agreement and the Term Loan A Credit Agreement have been made, and (b) make other technical amendments to the covenants of the Term Loan B Credit Agreement that correspond to such amendments to the covenants under the Revolving Credit Agreement and the Term Loan A Credit Agreement made under the Amendment.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
Seventh Amendment to Revolving Credit Agreement and Sixth Amendment to Term Loan A Credit Agreement, effective as of February 13, 2009, by and among the Company, Bank of America, N.A., as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 17, 2009

STANDARD PACIFIC CORP.

By:	/S/ ANDREW H. PARNES
Andrew H. Parnes
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Seventh Amendment to Revolving Credit Agreement and Sixth Amendment to Term Loan A Credit Agreement, effective as of February 13, 2009, by and among the Company, Bank of America, N.A., as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto